                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                            PSYCHEMEDICS CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                NAME OF COMPANY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

PSYCHEMEDICS
--------------------------------------------------------------------------------
CORPORATION                                           BOSTON*LOS ANGELES*CHICAGO
                                                     DALLAS*ATLANTA*PHILADELPHIA


                                          April 1, 2002



Dear Stockholders:

         We cordially invite you to attend the Annual Meeting of Stockholders, which will be held at The Charles Hotel in Harvard Square, 1 Bennett Street, Cambridge, Massachusetts, on Thursday, May 9, 2002, at 2:30 P.M.

         The notice of the meeting and the proxy statement on the following pages cover the formal business of the meeting. The meeting will consider the election of directors for 2002. I will report on current operations and discuss our plans for growth. We will also have plenty of time for your questions and comments.

         I believe that the Annual Meeting provides an excellent opportunity for stockholders to become better acquainted with Psychemedics and its directors and officers. I hope that you will be able to attend.


                                          Sincerely,

                                          /s/ Raymond C. Kubacki, Jr.

                                          Raymond C. Kubacki, Jr.
                                          President and Chief Executive Officer






          1280 MASSACHUSETTS AVENUE, SUITE 200, CAMBRIDGE, MA 02138
           TEL: (617) 868-7455, (800) 628-8073, FAX: (617) 864-1639

                            PSYCHEMEDICS CORPORATION


                            1280 Massachusetts Avenue
                         Cambridge, Massachusetts 02138


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                             April 1, 2002




     The Annual Meeting of Stockholders will be held on May 9, 2002 at 2:30 p.m. at The Charles Hotel in Harvard Square, 1 Bennett Street, Cambridge, Massachusetts 02138, for the following purposes:


     1. To elect directors of the Company for the ensuing year and until their respective successors are chosen and qualified; and

     2. To consider and act upon matters incidental to the foregoing and to transact such other business as may properly come before the meeting.


     The Board of Directors has fixed the close of business on March 15, 2002 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders.


                                             By order of the Board of Directors,



                                             Edward S. Brewer, Jr.,
                                                  Secretary




     The Company's Annual Report for 2001 containing a copy of the Company's Form 10-K (excluding exhibits) for the year ended December 31, 2001 is enclosed herewith.


--------------------------------------------------------------------------------
   PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING PROXY IN THE
     RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHETHER OR NOT YOU PLAN TO
                               ATTEND THE MEETING.
--------------------------------------------------------------------------------

                            PSYCHEMEDICS CORPORATION

                            1280 Massachusetts Avenue
                         Cambridge, Massachusetts 02138

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 9, 2002




         This statement is furnished to the stockholders of PSYCHEMEDICS CORPORATION (hereinafter, the "Company") in connection with management's solicitation of proxies to be used at the Annual Meeting of Stockholders on May 9, 2002 and at any adjournment of that meeting. The approximate date on which this proxy statement and accompanying proxy are being sent to stockholders of the Company is April 1, 2002. Each proxy delivered pursuant to this solicitation is revocable at the option of the person executing the same by written notice delivered to the Secretary of the Company at any time before the proxy is voted. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote his or her shares if such stockholder so desires. The presence in person or by proxy of stockholders entitled to cast a majority of the outstanding shares, or 10,518,448 shares, shall constitute a quorum. With respect to the election of Directors, the Company will treat votes withheld as shares that are present for purposes of determining a quorum. A plurality is required to elect Directors, so the five persons receiving the greatest number of votes will be elected. Withheld votes will not affect the outcome of the election. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for quorum purposes but not as shares entitled to vote with respect to that matter. Accordingly, broker non-votes will have no effect on such a matter.

         All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted FOR the election of the five nominees named under "Election of Directors", unless authority to do so is withheld with respect to one or more of the nominees. In addition, the proxy will be voted in the discretion of the proxy holders with respect to such other business as may properly come before the meeting. The officers and directors of the Company as a group own beneficially (excluding options to acquire stock) approximately 20% of the outstanding shares of Common Stock of the Company (see "Principal Stockholders and Stockholdings of Management"). The Company expects that its officers and directors will vote the shares owned by them FOR the election of such five nominees.

         As of March 15, 2002, the Company had outstanding 21,036,895 shares of Common Stock. The Common Stock is the only type of security entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on March 15, 2002 to one vote on each of the matters to be voted upon at the Annual Meeting.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, directors are to be elected to hold office for the ensuing year and until their respective successors are chosen and qualified. The Board of Directors has fixed the size of the Board at five and has nominated five persons, all of whom are now directors of the Company, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. If the enclosed proxy is duly executed and received in time for the Meeting, and unless authority to do so is withheld, it will be voted to elect as directors the following nominees: Raymond C. Kubacki, Jr., A. Clinton Allen, Donald F. Flynn, Walter S. Tomenson, Jr. and Fred J. Weinert. (For a description of the business experience of such nominees, see "Business Experience of Nominees and Executive Officers" below.) In the event that any of the nominees become unavailable, then the proxy holders shall have the right: (i) to vote for such substitute, if any, as the present Board of Directors may designate; or
(ii) to leave a vacancy on the Board.

     The Company does not have a nominating committee of the Board of Directors. The Audit Committee, whose members are Messrs. Flynn, Tomenson and Weinert, held one meeting during 2001. Each of the members of the Audit Committee is independent within the meaning of the listing standards for the American Stock Exchange. Until November, 2001, the Company had a Stock Option Committee of the Board of Directors, whose members were Messrs. Flynn, Tomenson and Weinert. The Stock Option Committee administered the Company's stock option plans, including the determination of persons who were to be granted options under such plans, the number of shares subject to each option, and the term of each option. The Stock Option Committee did not meet in 2001. On November 1, 2001, the Board of Directors formed a Compensation Committee. The Compensation Committee, whose members are Messrs. Flynn, Tomenson and Weinert, assumed the duties which were formerly the responsibility of the Stock Option Committee. It also establishes compensation practices for the Company and approves executive officer compensation. The Compensation Committee acted by unanimous written consent on one occasion in 2001.

     During the year ended December 31, 2001, there were three meetings of the Board of Directors. All of the directors attended all such meetings, except for Messrs. Flynn and Weinert, who each attended two meetings and Mr. Tomenson who attended one meeting. The directors also acted by unanimous written consent on nine occasions during 2001. The directors regularly consult with management and are kept informed of business developments and financial results as they occur.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that all such filings required to be made by such Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

                       BUSINESS EXPERIENCE OF NOMINEES AND
                               EXECUTIVE OFFICERS

     Following is a list of names, ages and positions with the Company of all nominees for election as directors and all executive officers of the Company.

         Name                  Age               Position
         ----                  ---               --------

Raymond C. Kubacki, Jr.        57        Chief Executive Officer,
                                         President, Director and Nominee

A. Clinton Allen               58        Interim Chairman of the Board,
                                         Director and Nominee

Donald F. Flynn                62        Director and Nominee, Member of Audit
                                         and Compensation Committees

Walter S. Tomenson, Jr.        55        Director and Nominee, Member of Audit
                                         and Compensation Committees

Fred J. Weinert                54        Director and Nominee, Member of Audit
                                         and Compensation Committees

William R. Thistle             52        Senior Vice President, General Counsel

Peter C. Monson                46        Chief Financial Officer, Vice President
                                         and Treasurer

Michael I. Schaffer, Ph.D.     57        Vice President,
                                         Laboratory Operations

William Dausey                 51        Vice President, Sales


     All directors hold office until the next Annual Meeting of Stockholders or until their successors are elected. Officers serve at the discretion of the Board of Directors.

     Mr. Kubacki has been the Company's President and Chief Executive Officer and has served as a director of the Company since 1991. Prior to joining the Company, he served as Vice President National Accounts and Director of Sales and Marketing for Reliance COMM/TEC Corporation, a subsidiary of Reliance Electric Co.

     Mr. Allen was elected interim Chairman of the Board on March 29, 2002 following the retirement of Werner A. Baumgartner on such date. Previously, he served as Vice Chairman. Mr. Allen has been a director of the Company since 1989. He is also Chairman and Chief Executive Officer of A.C. Allen & Company, Inc., an investment banking consulting firm located in Cambridge, Massachusetts. He is a director of Steinway Musical Instruments, Inc., Swiss Army Brands, Inc., Collector's Universe, Inc., and The DeWolfe Companies, Inc., where he serves as Vice Chairman.

     Mr. Flynn has been the sole stockholder of Flynn Enterprises, Inc. a venture capital, hedging and consulting firm based in Chicago, Illinois since its inception in 1988. He has also served as Chairman of the Board of LKQ Corporation, a company engaged in the automobile recycling business, since 1999, and served as its sole director from 1998 to 1999. He was the Vice Chairman of Blue Chip Casino, Inc., an owner and operator of a river boat gaming vessel in Michigan City, Indiana, from 1997 until 1999, when Blue Chip was sold to Boyd Gaming Corporation. Mr. Flynn also was Chairman of the Board from 1992 until 1996, and Chief Executive Officer from 1992 until 1995, of Discovery Zone, Inc., an operator of indoor entertainment and fitness facilities for children. From 1972 to 1990, Mr. Flynn served in various positions with Waste Management, Inc., including Senior Vice President and Chief Financial Officer. Mr. Flynn serves as a director of Extended Stay America, Inc., an owner and operator of extended-stay lodging facilities. Mr. Flynn has been a director of the Company since 1989.

     Mr. Tomenson has been Managing Director and Chairman of Client Development of Marsh, Inc. since 1998. From 1993 to 1998, he was Chairman of FINPRO, the financial services division of Marsh, Inc. In addition, he is a member of the Board of Directors of Marsh, Inc. Mr. Tomenson is a Director of Ronald McDonald House and a Trustee of the Children's Oncology Society of New York, Inc. He is a Director of the Trinity College School Fund, Inc. He also serves on the Executive Council of the Inner-City Scholarship Fund. Mr. Tomenson has been a director of the Company since 1999.

     Mr. Weinert is the majority shareholder and serves as Chief Executive Officer of San Telmo, Inc., Barrington Services Group, and H20 Plus, SRL. From 1989 to 1995, he was President of H20 Plus L.P., MW Partners, and Century Entertainment Ltd. Previous to that he had a 16 year career with Waste Management, Inc., during which he served as a Vice President and also as President of Waste Management International, Inc. from 1983 to 1989. For the last 17 years he has served on the Business Advisory Council for the University of Dayton. He is a trustee for the Center of Excellence in Education based in Washington, D.C. Mr. Weinert has been a director of the Company since 1991.

     Mr. Thistle has been a Senior Vice President of the Company since September, 2001 and General Counsel of the Company since 1995. He was a Vice President of the Company from 1995 to 2001. From 1993 to 1995, he served as Associate General Counsel for MGM Grand in Las Vegas. From 1989 to 1993, Mr. Thistle was Associate General Counsel for Harrah's Casino Resorts. Mr. Thistle is on the Legal Advisory Board of the Institute for a Drug Free Workplace and is a board member of the Drug and Alcohol Testing Industry Association.

     Mr. Monson has been the Company's Chief Financial Officer since March 2000. He has served as a Vice President and Treasurer of the Company since 1998. From November 1996 until joining the Company, Mr. Monson was a financial consultant to several different companies, most recently with GTE Internetworking. From 1994 to 1996, Mr. Monson was Chief Financial Officer of Bet Systems, Inc. From 1991 to 1994, Mr. Monson was the Corporate Controller and Treasurer of Gamma International, Ltd., a publicly traded gaming company.

     Dr. Schaffer joined the Company in 1999 as Vice President of Laboratory Operations. Prior to joining the Company, he served as Director of Toxicology, Technical Manager and Responsible Person for the Leesburg, Florida laboratory of SmithKline Beecham Clinical Laboratories, from 1990 to 1999. Dr. Schaffer has been an inspector for the Substance Abuse and Mental Health Services Administration's National Laboratory Certification Program since 1989. Dr. Schaffer was also a member of the Board of Directors of the American Board of Forensic Toxicologists from 1990 to 1999.

     Mr. Dausey joined the Company in April, 2000 as Vice President of Sales. Prior to joining the Company, Mr. Dausey was Vice President, Commercial and Industrial Sales for NorthWestern Corporation, since 1996. Previous positions include Vice President of Sales for PTC Aerospace and various positions at BF Goodrich Company. Mr. Dausey holds a BS from Indiana University and a MBA from Harvard University.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 6, 1997 and on November 12, 1997, the Company made term loans to Mr. Kubacki in connection with the exercise of stock options granted to him in 1992. The original principal amounts of the loans were $209,892 and $211,232, respectively, and each was repayable in one year with interest at the federal short-term rate in effect on such date plus one quarter percentage point. The principal amount of the January 6, 1997 loan was renewed for additional one-year terms in each of the years 1998 - 2001. The November 12, 1997 loan was renewed for additional one-year terms in 1998, 1999 and 2000. During the period 1997-2001, Mr. Kubacki paid an aggregate of approximately $150,000 of interest and $28,000 of principal under the loans. On November 19, 2001, the amount of principal and accrued interest owed under the loans was $392,454.37 which Mr. Kubacki repaid in full on such date by tendering to the Company 99,365 shares of the Company's Common Stock.

                          REPORT OF THE AUDIT COMMITTEE

         The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

         On May 11, 2000, the Board of Directors adopted a charter for the Audit Committee. The complete text of the charter, which reflects standards set forth in SEC regulations and American Stock Exchange rules, is included with the 2000 proxy statement of the Company. As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

         first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's auditors about draft financial statements and key accounting and reporting matters;

         second, the Committee is responsible for matters concerning the relationship between the Company and its auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

         third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

         The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. In overseeing the preparation of the Company's financial statements for the year ended December 31, 2001, the Committee met with both management and the Company's auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that such financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the auditors. The Committee's review included discussion with the auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees). With respect to the Company's auditors, the Committee, among other things, discussed with Arthur Andersen LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

         Members of the Audit Committee:

                  Donald F. Flynn
                  Walter Tomenson
                  Fred J. Weinert

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the fiscal years ended December 31, 2001, 2000, and 1999, the cash compensation paid by the Company as well as certain other compensation paid or accrued for such year, to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers (collectively the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                            COMPENSATION
                                           ANNUAL COMPENSATION                  AWARDS
                      --------------------------------------------------    -------------
NAME AND                                                    OTHER ANNUAL      SECURITIES          ALL OTHER
PRINCIPAL                         SALARY       BONUS        COMPENSATION      UNDERLYING           COMPEN-
POSITION              YEAR           $           $               $            OPTIONS(#)           SATION($)
--------              ----       --------     -------       ------------    -------------         ---------

Raymond C.            2001       234,327          0              (1)                  0            5,250(2)
Kubacki, Jr.          2000       230,000          0              (1)                  0            5,307(2)
  President & CEO     1999       221,824          0              (1)             75,000            5,062(2)


A. Clinton Allen      2001       195,000          0              (1)                  0            5,250(2)
 Interim Chairman     2000       188,192          0              (1)             50,000            5,304
                      1999       169,039          0              (1)             50,000            5,071(2)


William R. Thistle    2001       177,500          0              (1)                  0            4,500(2)
  Vice President      2000       155,077          0              (1)             35,000            4,558(2)
   & General          1999       139,212      8,500              (1)             30,000            4,176(2)
   Counsel


Michael I. Schaffer   2001       156,500          0              (1)                  0            3,913(2)
  Vice President      2000       151,577          0              (1)             25,000            1,937(2)
  Laboratory          1999        94,092          0              (1)             45,000                0
  Operations

William Dausey        2001       130,000          0              (1)                  0            1,950(2)
  Vice President      2000        90,000          0              (1)             50,000                0
  Sales               1999             0          0              (1)                  0                0

(1) Any perquisites or other personal benefits received from the Company by the named executive were substantially less than the reporting thresholds established by the Securities and Exchange Commission (the lesser of $50,000 or 10% of the individual's cash compensation).

(2)  Employer contribution under a 401(k) Retirement Plan.

STOCK OPTION GRANT TABLE

    There were no grants of stock options to the named executive officers of the Company during the Company's fiscal year ended December 31, 2001.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth information with respect to each of the named executive officers concerning each exercise of stock options during the fiscal year and the number and value of unexercised options held as of December 31, 2001.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                           NUMBER OF UNEXERCISED                 VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL                 IN-THE-MONEY OPTIONS AT
                              SHARES       VALUE                 YEAR-END(#)                    FISCAL YEAR-END ($) (2)
                             ACQUIRED     REALIZED       -----------------------------        ----------------------------
   NAME                    ON EXERCISE     ($)(1)        EXERCISABLE     UNEXERCISABLE        EXERCISABLE    UNEXERCISABLE
   ----                    -----------    --------       -----------     -------------        -----------    -------------
Raymond C. Kubacki, Jr.         0             0             603,502          55,000             581,954              0

A. Clinton Allen                0             0             257,050          81,250             194,979              0

William R. Thistle              0             0              95,500          45,000                   0              0

Michael I. Schaffer             0             0              28,250          41,750                   0              0

William Dausey                  0             0              12,500          37,500                   0              0

(1) Value realized represents the difference between the closing price of the Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2) Represents the fair market value of the Company's Common Stock on December 31, 2001 ($4.10 per share based on the closing price on the American Stock Exchange) minus the exercise price per share, of the in-the-money options, multiplied by the number of shares subject to each option.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In connection with the grants by the Company to Mr. Kubacki and to Mr. Thistle of options to acquire shares of the Company's Common Stock, the Company agreed that notwithstanding the vesting schedule stated in the applicable option agreement, such options would become exercisable in full upon a change-in-control of the Company. The following events constitute a change-in-control for purposes of the option agreements: (a) the aggregate number of shares beneficially owned by the group of investors which purchased securities of the Company on May 15, 1989 is less than the number held by any other person or group, (b) the Company sells, leases or transfers all or substantially all of its assets, or (c) the Company merges or consolidates with another company and the existing stockholders of the Company end up owning less than 50% of the combined company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2001, Messrs. Kubacki and Allen, each of whom was both a director and an executive officer of the Company during the year ended December 31, 2001, participated in deliberations of the Board of Directors during such year concerning executive officer compensation.

REPORT OF THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following Report of the Board of Directors and of the Compensation Committee of the Board of Directors and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

         The Company's compensation policies for its executive officers were carried out by the Board of Directors as a whole until November, 2001, at which time the Board of Directors formed the Compensation Committee consisting of Messrs. Flynn, Tomenson, and Weinert. In addition to the duties formerly undertaken by the Stock Option Committee, the Compensation Committee establishes compensation policies for the Company and approves employment agreements and salary increases for executive officers.

         The Company's executive compensation program is designed to attract, retain and reward executives who are responsible for leading the company in achieving its business objectives. This report is submitted by the Board of Directors and Compensation Committee and addresses the compensation policies for fiscal year 2001 as they affected Mr. Kubacki, in his capacity as Chief Executive Officer of the Company, and the other executive officers of the Company.

         COMPENSATION PHILOSOPHY

         The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. The Company's policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program is also designed to link the interests of the Company's executives to the interests of the Company's shareholders.

         At present, the executive compensation program is comprised of salary, cash incentive opportunities, long-term incentive opportunities in the form of stock options, and benefits typically offered to executives by major corporations. As an executive's level of responsibility increases, the greater the mix of compensation shifts to reliance on the value of the Common Stock through stock-based awards.

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. It is the Board's objective to maximize deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. Accordingly, with respect to compensation payable to an applicable executive officer which would otherwise be nondeductible, it is the Company's policy that such amounts be deferred until the limitation on deductibility no longer applies with respect to such person.

         COMPENSATION ELEMENTS

                  BASE SALARY

         At the executive officer level, base salaries are conservative when compared with companies of similar size and financial performance. Salary ranges are assigned to each position based on a comparison of the Company's positions with similar positions in companies of similar size in the Company's industry, with range midpoints established at the average of the marketplace. Actual salaries within the appropriate range depend upon individual performance, experience and internal equity and are reviewed and may be adjusted annually by the Company. Salary levels for executive officers, other than the Chief Executive Officer, were determined for 2001 by Mr. Kubacki, the Chief Executive Officer, and Mr. Allen, who then served as Vice Chairman, based on the foregoing criteria.

                  INCENTIVE COMPENSATION

         The Company has generally not paid cash bonuses to executive officers as rewards for superior performance, preferring instead to reward executive officers with equity-based compensation in the form of stock options.

                  STOCK OPTIONS

         Under the Company's 2000 Stock Option Plan for officers, directors, and employees and consultants, the Stock Option Committee of the Board of Directors or any other committee performing similar functions is authorized to grant options with terms of up to ten years. The options generally become exercisable with respect to 25% of the shares covered thereby on the first anniversary of the date of grant and with respect to an additional 25% on each of the next three anniversary dates thereafter. In granting the stock options to executives, the Committee takes into account the practices of other companies of comparable size as well as the executive's level of responsibility and past contributions to the Company, particularly in light of the Company's practice not to award cash bonuses. No stock options were granted to any executive officers in 2001.

         COMPENSATION TO THE CHIEF EXECUTIVE OFFICER

         In November, 2001, the Compensation Committee increased Mr. Kubacki's annual base salary to $275,000, to more closely align his base compensation with that paid to chief executive officers of comparably sized publicly held corporations. The increase was also based on the Company's success in regulatory matters under Mr. Kubacki's leadership and on the fact that Mr. Kubacki had not received a pay increase in over two years.


Members of the Board of Directors:        Members of the Compensation Committee:

         A. Clinton Allen                           Donald F. Flynn
         Donald F. Flynn                            Fred J. Weinert
         Fred J. Weinert                            Walter S. Tomenson
         Walter S. Tomenson
         Raymond C. Kubacki, Jr.

COMPENSATION OF DIRECTORS

         Messrs. Kubacki and Allen receive no additional compensation for serving on the Company's Board of Directors. The Company's outside (non-employee) directors each receive cash compensation in the amount of $5,000 for each meeting attended.

         On March 15, 2001, each outside director was granted an option to acquire 20,600 shares at an exercise price of $4.87 per share, representing the mean of the high and low sales prices of such Common Stock on March 14, 2001. Each such option was granted under the 2000 Stock Option Plan, had a term of 10 years, and was exercisable in full twelve months following the date of grant.

                        STOCK PRICE PERFORMANCE GRAPH(1)


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG PSYCHEMEDICS CORPORATION,
                    AMEX MARKET INDEX AND RUSSELL 2000 INDEX

                                  [LINE CHART]


                                  1996       1997       1998       1999       2000       2001
                                  ----       ----       ----       ----       ----       ----
 PSYCHEMEDICS CORPORATION        100.00     101.50     88.64      89.57      95.29       77.61
 RUSSELL 2000 INDEX              100.00     122.34     118.91     142.21     136.07     137.46
 AMEX MARKET VALUE INDEX         100.00     120.33     118.69     147.98     146.16     139.43


(1) The above graph assumes a $100 investment on January 1, 1997, through the end of the 5-year period ended December 31, 2001 in the Company's Common Stock, the Russell 2000 Index and the AMEX Market Value Index. The prices all assume the reinvestment of dividends.

(2) The Russell 2000 Index is comprised of the smallest 2,000 companies in the Russell 3,000 Index. The Company has been unable to identify a peer group of companies that engage in testing of drugs of abuse, except for large pharmaceutical companies where such business is insignificant to such companies' other lines of businesses. The Company therefore uses in its proxy statements a peer index based on market capitalization.

(3) The AMEX Market Value Index includes companies whose shares are traded on the American Stock Exchange.

                    PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS
                                  OF MANAGEMENT

     The following table shows, as of March 15, 2002, the number of shares beneficially owned (i) by those stockholders who are known to the Company to own beneficially more than five percent of the outstanding Common Stock of the Company, (ii) by each director and nominee for director of the Company, (iii) by each named executive officer, and (iv) by all directors and executive officers as a group.


                                             Amount and Nature of            Percentage
Name                                        Beneficial Ownership(1)            Owned(2)
----                                        -----------------------          ----------

H. Wayne Huizenga                                 2,356,791(3)                  11.2%
450 E. Las Olas Blvd. Suite 1500
Fort Lauderdale, Florida 33301

Richard T. Christoph                              2,335,750(4)                  11.1%
1650 Tall Grass Lane
Lake Forest, Illinois 60045

Donald F. Flynn                                   2,118,699(5)(6)               10.2%
676 North Michigan Avenue
Suite 4000
Chicago, Illinois 60611

John J. Melk                                      1,847,122(7)                   8.8%
340 W. Barry Avenue, Coachhouse
Chicago, Illinois 60611

Thomas J. Campbell                                1,542,450(8)                   7.3%
c/o Cisar and Mrofka Ltd.
1550 Spring Road #210
Oak Brook, IL 60523

Werner A. Baumgartner, Ph.D.(9)                     981,866(5)(10)               4.7%

Raymond C. Kubacki, Jr.                             887,799(5)                   4.1%

A. Clinton Allen                                    846,717(5)                   4.0%

Fred J. Weinert                                     518,537(5)(11)               2.5%

William Thistle                                     115,500(5)                   *

Walter S. Tomenson                                   66,950(5)                   *

Michael I. Schaffer                                  46,250(5)                   *

William Dausey                                       25,000(5)                   *

All Executive Officers and                        5,648,588(12)                 26.6%
Directors as a group (10 persons)


*   denotes ownership of less than 1%

(1) Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within sixty (60) days, unless otherwise indicated in these footnotes.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person shown in this table.

(3) Includes: (i) 1,583,467 shares held by a limited partnership controlled by said individual and (ii) 8,386 shares owned by said individual's spouse.

(4) Includes: (i) 260,450 shares held by said individual as trustee of the Richard T. Christoph Trust, (ii) 171,500 shares held by said individual as trustee of the Carla C. McMahon Trust, (iii) 339,000 held by Christoph Securities, Inc. as to which said individual has sole dispositive and voting power, and (iv) 15,300 shares owned by said individual's spouse.

(5) Includes the following number of shares of Common Stock which the individual has a right to acquire within 60 days pursuant to the exercise of options: Mr. Allen - 300,800; Dr. Baumgartner - 91,200; Mr. Kubacki - 639,752; Mr. Flynn - 123,000; Mr. Weinert - 126,800; Mr. Thistle - 115,500;
     Mr. Tomenson - 66,950; Mr. Schaffer - 46,250; and Mr. Dausey - 25,000.

(6) Includes: (i) 19,326 shares owned by Mr. Flynn as trustee under Grantor Trust Agreement dated April 24, 1989, as amended; (ii) 1,671,379 shares held by DNB LP as to which said individual, as President and sole director of the general partner, has sole dispositive and voting power; and (iii) 304,994 shares owned by said individual's spouse.

(7)  Includes 1,639,172 shares held by a corporation controlled by Mr. Melk.

(8) Includes: (i) 373,000 shares over which said individual has shared voting and dispositive power with his spouse as joint tenants; and (ii) 460,250 shares held by a limited partnership controlled by said individual's spouse.

(9)  Dr. Baumgartner retired as Chairman of the Board on March 29, 2002.

(10) Includes: (i) 760,686 shares held by said individual as trustee of the Baumgartner Family Trust dated April 26, 1994; and (ii) 130,000 by said individual as trustee of the Baumgartner Charitable Trust dated June 1, 1995, each of which said individual shares voting and dispositive power with his spouse.

(11) Includes 306,453 shares held by Mr. Weinert as trustee under the Fred J. Weinert, Jr. Revocable Insurance Trust u/t/a dated May 17, 1982.

(12) Includes 1,576,502 shares which the executive officers and directors have the right to acquire within 60 days pursuant to the exercise of options.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected as the Company's independent auditors for the year ended December 31, 2002, the firm of Arthur Andersen LLP to examine financial statements of the Company.

         In addition to audit services, Arthur Andersen LLP also provided certain non-audit services to the Company in 2001.


         For the year ended December 31, 2001, Arthur Andersen LLP billed the Company for services in the following categories:

             Audit Fees                                               $30,802
             Quarterly Reviews                                         12,000
             401(k) Audit and Forms 5500                               10,500
             All Other Fees (tax preparation)                          31,550
                                                                      -------
               Total Fees                                             $84,852


         The Audit Committee has considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining auditor independence.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934, and must be received at the principal executive offices of the Company not later than December 3, 2002.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters which may come before the Meeting. However, if any matter not now known is presented at the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matter.

         The Company will bear the cost of solicitation of proxies. Solicitations of proxies by mail may be followed by telephone or other personal solicitation of certain stockholders by officers or other employees of the Company.


                                             By order of the Board of Directors,



                                                 EDWARD S. BREWER, JR.,
                                                      Secretary


April 1, 2002

                                                                     PSYCM-PS-02

                            PSYCHEMEDICS CORPORATION
                  PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 9, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Raymond C. Kubacki, Jr. and Peter C. Monson, or either of them (with full power to act alone), attorneys or attorney of the undersigned (with full power of substitution to each), to vote for and in the name of the undersigned, at the 2002 Annual Meeting of Stockholders of Psychemedics Corporation (the "Company") to be held on Thursday, May 9, 2002 at 2:30 p.m. at The Charles Hotel in Harvard Square, 1 Bennett Street, Cambridge, Massachusetts 02138 and any adjournments thereof, according to the number of shares and as fully as the undersigned would be entitled to vote if personally present.

Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Company's Proxy Statement dated April 1, 2002 and on such other matters as may properly come before the meeting.


--------------------------------------------------------------------------------
     PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?


-------------------------------           --------------------------------------

-------------------------------           --------------------------------------

-------------------------------           --------------------------------------

[X]  Please mark votes as
     in this example.
                                                        With           For All
                                            For         hold           Except
(1)  Election of Directors.                 [ ]         [ ]              [ ]

     Raymond C. Kubacki, Jr.; A. Clinton Allen; Donald F. Flynn; Walter S. Tomenson, Jr.; and Fred J. Weinert

     NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


     The Board of Directors recommends a vote FOR Proposal 1.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal set forth in paragraph (1).

     PSYCHEMEDICS CORPORATION

     Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]

     CONTROL NUMBER:
     RECORD DATE SHARES:



                                                     ---------------------------
     Please be sure to sign and date this Proxy.     Date
     ---------------------------------------------------------------------------

     ---------Stockholder sign here---------------Co-owner sign here------------

DETACH CARD                                                         DETACH CARD


                            PSYCHEMEDICS CORPORATION


     Dear Shareholder:

     Please take note of the important information enclosed with this Proxy Ballot.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Stockholders, May 9, 2002.

     Thank you in advance for your prompt consideration of these matters.

     Sincerely,

     Psychemedics Corporation